UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2008

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West San Fernando Street, San Jose, California  95113
717 Texas Avenue, Houston, Texas  77002
(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code:  (408) 995-5115

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 8.01 — OTHER EVENTS
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On July 8, 2008, Calpine Corporation (“Calpine”) entered into a Commodity Collateral Revolving Credit Agreement (the “Commodity Collateral Revolver”) among Calpine, as borrower, Goldman Sachs Credit Partners L.P., as payment agent, sole lead arranger and sole bookrunner, and the lenders party thereto. Goldman Sachs Credit Partners L.P. also acts as administrative agent and collateral agent, and it and/or certain of its affiliates are lenders under Calpine’s approximately $7.0 billion exit credit facility, dated as of January 31, 2008 (the “Exit Credit Facility”), among Calpine, as borrower, the lenders party thereto, General Electric Capital Corporation, as sub-agent, Goldman Sachs Credit Partners L.P., Credit Suisse, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., as co-syndication agents and co-documentation agents, and Goldman Sachs Credit Partners L.P., as administrative agent and collateral agent.

The Commodity Collateral Revolver consists of an up to $300 million secured revolving credit facility which shares the benefits of the collateral subject to the liens under the Exit Credit Facility ratably with the lenders under the Exit Credit Facility. Amounts borrowed under the Commodity Collateral Revolver bear interest at the LIBO Rate (as defined in the Commodity Collateral Revolver) plus 2.875% per annum. At closing, Calpine borrowed an initial advance of $100 million. Amounts borrowed under the Commodity Collateral Revolver may be used solely to collateralize obligations to counterparties under eligible commodity hedge agreements. The scheduled maturity date for the Commodity Collateral Revolver is July 8, 2010. Future advances under the Commodity Collateral Revolver are limited to the lesser of $300 million and the MTM Exposure (as defined in the Commodity Collateral Revolver) under certain reference transactions, less the advanced amount then outstanding. Advances may be repaid prior to the maturity date, in whole or in part, provided that partial payment shall not reduce the aggregate outstanding advances to less than $100 million. Repayments made prior to the maturity date that do not reduce the total available commitment amount are subject to a 5% premium (plus breakage costs, if any).

The Commodity Collateral Revolver contains restrictions (subject to certain exceptions as set forth in the Commodity Collateral Revolver) on Calpine and its subsidiaries, including limiting their ability to, among other things: (i) incur additional indebtedness and issue stock; (ii) make prepayments on or purchase indebtedness in whole or in part; (iii)  pay dividends and other distributions with respect to Calpine’s stock or repurchase Calpine’s stock or make other restricted payments; (iv) make certain investments; (v) create or incur liens to secure debt (vi) consolidate or merge with another entity, or allow one of Calpine’s subsidiaries to do so; (vii) lease, transfer or sell assets and use proceeds of permitted asset leases, transfers or sales; (viii) limit dividends or other distributions from certain subsidiaries up to Calpine; (ix) make or commit to make capital expenditures beyond specified limits; (x) engage in certain business activities; and (xi) acquire facilities or other businesses.

The Commodity Collateral Revolver also requires compliance with financial covenants that include (i) a maximum ratio of total net debt to Consolidated EBITDA (as defined in the Commodity Collateral Revolver), (ii) a minimum ratio of Consolidated EBITDA to cash interest expense and (iii) a maximum ratio of total senior net debt to Consolidated EBITDA.

Failure to pay in accordance with the terms of the Commodity Collateral Revolver or failure to comply with restrictions or required financial covenants contained in the Commodity Collateral Revolver may result in an event of default. During the continuance of an event of default, the lenders may terminate their commitments to make future advances and declare the outstanding advances and accrued interest immediately due and payable, in whole or in part. Overdue amounts outstanding under the Commodity Collateral Revolver will be subject to default interest of an additional 2% per annum.

The foregoing description of the Commodity Collateral Revolver does not purport to be complete and is qualified in its entirety by reference to the Commodity Collateral Revolver attached hereto as Exhibit 10.1.

ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The description of the new Commodity Collateral Revolver contained in Item 1.01 above is incorporated herein by reference.

ITEM 8.01 — OTHER EVENTS

On June 25, 2008, Calpine entered into a 12-month bilateral letter of credit facility with Morgan Stanley Capital Services Inc. (the “Knock-in Facility”). The Commodity Collateral Revolver, together with the Knock-in Facility, increases Calpine’s liquidity available to collateralize obligations to counterparties under eligible commodity hedge agreements. Morgan Stanley Capital Services Inc.’s affiliates also act as agents and lenders under the Exit Credit Facility. Calpine’s obligations under the Knock-in Facility are unsecured. Availability of letters of credit for issuance under the Knock-in Facility is up to a total maximum availability of $200 million contingent on natural gas futures contract prices exceeding certain thresholds, with initial availability for up to $50 million in letters of credit.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit No.	Description

10.1
Commodity Collateral Revolving Credit Agreement, dated as of July 8, 2008, among Calpine Corporation as Borrower, Goldman Sachs Credit Partners L.P. as Payment Agent, sole Lead Arranger and sole Bookrunner, and the Lenders from time to time party thereto.*

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*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Zamir Rauf
	Name:	Zamir Rauf
	Title:	Interim Executive Vice President and Interim Chief Financial Officer

Date: July 14, 2008

EXHIBIT INDEX

Exhibit	Description

10.1
Commodity Collateral Revolving Credit Agreement, dated as of July 8, 2008, among Calpine Corporation as Borrower, Goldman Sachs Credit Partners L.P. as Payment Agent, sole Lead Arranger and sole Bookrunner, and the Lenders from time to time party thereto.*

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*	Filed herewith.